ESCALON
News Release

Escalon® Medical Corp. Announces Executive Management Transition

ARDMORE, Pa., September 25, 2013 — Escalon Medical Corp. (Nasdaq: ESMC) today announced that Richard J. DePiano, Chairman and Chief Executive Officer, will retire from day to day operations effective September 25, 2013. Mr. DePiano, age 72, will assume the role of executive Chairman of the Board of Directors. He will be succeeded by his son, Richard J. DePiano Jr., who will add the Chief Executive Officer title to his current role as President and General Counsel.

“I am confident that Escalon Medical is in excellent hands,” commented Richard J. DePiano. “Rich has the operational and financial leadership as well as the knowledge of the business to take on this expanded role. He will be supported by an executive management team that has been in place for over ten years as well as dedicated and professional operational level management, some of whom have over twenty-five years of experience with the company. Rich has been focused on and instrumental in returning Escalon to its ophthalmic roots and is ideally suited to improve our financial position.”

Richard J. DePiano Jr., age 47, joined Escalon Medical in November 2000 as Vice President Corporate and Legal Affairs. He was appointed Chief Operating Officer and General Counsel in December 2006 and assumed the title of President in January 2008. He was named to the Board of Directors in May 2012. Prior to joining Escalon, Mr. DePiano Jr. spent nearly ten years in the private practice of law. Mr. DePiano, Jr. currently serves as Chairman of the Board of Directors of the Montgomery County Industrial Development Authority, is a member of the Board of Directors of Senior Health Properties-South, Inc. and serves as Chairman of the Board of Directors of the Amoore Group Inc.

“First, I want to thank the Board for their confidence in my ability to lead Escalon Medical at this important stage in the company’s evolution,” commented Mr. DePiano Jr. “I am truly excited about the opportunities as we refocus our operations on our core Sonomed Escalon ophthalmic business. We have spent significant efforts over the last several years returning the company back to its ophthalmic roots and improving our financial position. Today we have no long-term debt and are poised to pursue strategic growth opportunities to leverage our technology and exciting research and development programs.”

“I also want to take this opportunity to thank my father for his leadership and long-standing commitment to the business, our customers and employees since he assumed the helm at Escalon in 1997. The Board and I look forward to his continued guidance and expertise.”

About Escalon Medical Founded in 1987, Escalon Medical Corp. (www.escalonmed.com) develops markets and distributes ophthalmic diagnostic and surgical products. The Company seeks to further develop and diversify its product offering through internal development programs, strategic partnerships, and acquisition of technology so as to best leverage the Company’s distribution capabilities, although such development, partnerships or acquisitions may or may not occur. The Company has headquarters in Ardmore, Pennsylvania and operations in Lake Success, New York, New Berlin, Wisconsin and Stoneham, Massachusetts.

Note: This press release contains statements that are considered forward-looking under the Private Securities Litigation Reform Act of 1995, including statements about the Company’s future prospects. These statements are based on the Company’s current expectations and are subject to a number of uncertainties and risks, and actual results may differ materially. The uncertainties and risks include whether the Company is able to:

•	implement its growth and marketing strategies, improve upon the operations of the Company including the ability to make acquisitions and the integration of any acquisitions it may undertake, if any, of which there can be no assurance,

• • • • •	grow our remaining ophthalmic business unit, improve our financial position, implement cost reductions, generate cash, identify, finance and enter into business relationships and acquisitions.
Other factors include uncertainties and risks related to:
• • • • • • • •
new product development, commercialization, manufacturing and market acceptance of new products, marketing acceptance of existing products in new markets,
 research and development activities, including failure to demonstrate clinical efficacy, delays by regulatory authorities, scientific and technical advances by the Company or third parties, introduction of competitive products,
 ability to reduce staffing and other costs and retain benefit of prior reductions, third party reimbursement and physician training, and
 general economic conditions.

Further information about these and other relevant risks and uncertainties may be found in the Company’s report on Form 10- K for year ended June 30, 2013, and its other filings with the Securities and Exchange Commission, all of which are available from the Securities and Exchange Commission as well as other sources.

For further information: Richard J. DePiano, Jr, President and CEO, +1-610-688-6830

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